Exhibit 10.3.3

SOUTHLAND HOLDINGS, INC.

2022 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

This Restricted Share Award Agreement (the “Agreement”) is made and entered into as of the award date set forth below (the “Award Date”) by and between Southland Holdings, Inc., a Delaware corporation (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2022 Equity Incentive Plan (the “Plan”).

Participant: ___________________________________

Award Date: __________________

Number of Restricted Shares: _______ Shares

Purchase Price per Restricted Share: $_______

1. Award of Restricted Shares. The Company hereby grants to Participant this Award for the Number of Restricted Shares set forth above (the “Restricted Shares”), subject to the terms and conditions as set forth in the Plan and this Award Agreement.

2. Restrictions on Shares. Except as provided in the Plan or this Agreement, the Participant’s unvested Restricted Shares shall be subject to forfeiture by the Participant if the Participant ceases to provide Continuous Service to the Company or an Affiliate, whether as an Employee, Director or Consultant.

3. Vesting Schedule. The Award shall initially be unvested. The Award shall vest, and the restrictions on the Restricted Shares shall lapse, in accordance with the following schedule, provided Participant is in Continuous Service with the Company (or an Affiliate) on the applicable Vesting Date:

Vesting Percentage	Vesting Date

[33%]	[1st anniversary of Award Date]
[67%]	[2nd anniversary of Award Date]
[100%]	[3rd anniversary of Award Date]

Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, provide that the restrictions on all outstanding Restricted Shares granted pursuant to this Agreement will immediately lapse prior to the consummation of a Change in Control, provided the Participant remains in Continuous Service as of such date. If the Plan Administrator exercises such discretion with respect to the Restricted Shares, the Restricted Shares will vest to the extent provided by the Plan Administrator prior to the consummation of the Change in Control at such time and on such conditions as the Plan Administrator determines.

4. Shares Issued. If the Company desires to evidence this Award by means of certificated shares, the Company shall issue a certificate in the name of Participant for the number of Restricted Shares granted or purchased, as applicable, which certificate shall be deposited with the Company (or an escrow agent designated by the Company) (the “Escrow Holder”), together with a stock power, in the form attached hereto as Appendix I, endorsed in blank. Upon the lapse of the restrictions, the Escrow Holder shall deliver to Participant (or his or her personal representative, estate or heirs, as the case may be) Share certificates for the Shares of the Company deposited with it without any legend, except as otherwise provided by the Plan, this Agreement, or as otherwise required by applicable law, or as counsel to the Company may deem appropriate. Notwithstanding the foregoing, the Plan Administrator, in its discretion, may require the Company to retain possession of any certificate evidencing Shares issued under this Award, if those Shares remain subject to repurchase or redemption under the provisions of this Agreement or any other agreement between the Company and the Participant.

5. Consent of Spouse. If the Participant is married as of the date of this Agreement, the Participant’s spouse shall execute and deliver to the Company a Consent of Spouse in the form attached hereto as Appendix II, effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in the Restricted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Participant should marry or remarry subsequent to the date of this Agreement, the Participant shall within [30 / 60] days thereafter obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Appendix II.

6. Restrictions on Transfer. Prior to vesting, Participant may not transfer his or her rights with respect to the Shares, whether voluntary or involuntary, by operation of law or otherwise, unless approved by the Plan Administrator. Immediately upon any attempt to make an unapproved transfer of such rights, such Shares, and all of the rights related thereto, shall be forfeited by Participant.

7. No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Affiliate, or limit in any way the right of the Company, or as applicable, an Affiliate to terminate Participant’s employment or other relationship at any time, with or without Cause.

8. Rights as a Stockholder. Except as otherwise provided herein, commencing upon the date the Company transfers Restricted Shares to Participant, Participant shall have all the rights of a shareholder of the Company with respect to the Restricted Shares registered in his or her name, including the right to vote such Restricted Shares and receive dividends and other distributions paid or made with respect to such Restricted Shares.

9. Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to, and conditioned upon compliance by the Company and the Participant with, all applicable federal, state and local laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

Southland Holdings, Inc. 2022 Equity Incentive Plan

Restricted Share Award Agreement

10. Tax Consequences. Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal and state tax consequences of holding Restricted Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE ACCEPTING THIS AWARD.

10.1 Grant of Award. There will be no regular federal or state income tax liability upon the grant of the Award.

10.2 Lapse of Restrictions. Except to the extent a proper election under Section 83(b) of the Code has been made, the excess of the Fair Market Value of the Shares on the date on which the restrictions lapse over the amount paid for the Restricted Shares, if any, shall be includible as compensation income (taxable at ordinary income tax rates) in the Participant’s taxable income for the calendar year in which the restrictions lapse. In the event a proper Section 83(b) election has been made, the Participant shall include as compensation income in the Participant’s taxable income for the calendar year in which the Restricted Shares were transferred to Participant an amount equal to the excess of the Fair Market Value of the Shares on the date on which the Shares were transferred over the aggregate Purchase Price paid for the Shares, if any. If Participant is a current or former Employee of the Company, the Company may be required to withhold from Participant’s compensation, or collect from Participant, and pay to the applicable taxing authorities an amount equal to a percentage of this income at the time of payment.

10.3 Holding Restricted Shares. There may be a regular federal and state income tax liability resulting from holding Restricted Shares. Participant will be treated as having received income (taxable at ordinary income tax rates) equal to the dividends or other income paid with respect to Restricted Shares granted under this Agreement. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant’s compensation, or collect from Participant, and pay to the applicable taxing authorities an amount equal to a percentage of this income at the time of payment. In the event a proper Section 83(b) election has been made, or following the lapse of the restrictions described in this Agreement, the Participant shall be treated as having received income (taxable at income tax rates applicable to dividends) equal to the dividends or other income paid with respect to Restricted Shares granted under this Agreement.

10.4 Disposition of Restricted Shares. If the Restricted Shares are held for more than twelve (12) months following the Award Date, any gain realized on disposition of the Restricted Shares to the Company will be treated as long-term capital gain.

Southland Holdings, Inc. 2022 Equity Incentive Plan

Restricted Share Award Agreement

10.5 Tax Liability and Withholding.

(i) Withholding Upon Lapse of Restrictions. No later than the date as of which the restrictions in Section 3 hereof lapse with respect to all or any portion of the Restricted Shares awarded under this Agreement, Participant shall pay to the Company (in cash, including check, bank draft or money order, or such other method approved by the Company) any applicable federal, state and local taxes of any kind required by law to be withheld by the Company, if any, with respect to the Shares for which the restrictions have lapsed. Subject to the Plan Administrator’s authorization, Participant may provide for payment of the Company’s withholding obligation by submitting Shares, the Fair Market Value of which equals the minimum amount of taxes required to be withheld by the Company. The Company (or any Affiliate) shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

(ii) Withholding Upon Section 83(b) Election. If Participant properly elects, in the form attached hereto as Appendix III, within thirty (30) days of the date on which Company transfers Shares to Participant in accordance with this Agreement, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Shares awarded hereunder pursuant to Section 83(b) of the Code, Participant shall pay to the Company (in cash, including check, bank draft or money order, or such other method approved by the Company) any applicable federal, state and local taxes of any kind required by law to be withheld by the Company, if any, with respect to the Shares for which such election was made. If Participant fails to make such payments, the Company (or any Affiliate) shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

11. Notices. Any notice required to be given or delivered to the Plan Administrator or the Company under the terms of this Agreement shall be in writing (including a writing delivered by facsimile transmission or electronic mail) and addressed to the Plan Administrator at the principal corporate office of the Company. Any notice required to be given or delivered to Participant shall be in writing (including a writing delivered by facsimile transmission or electronic mail) and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Plan Administrator. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) when receipt is acknowledged after transmission by facsimile or electronic mail.

12. Interpretation. Any dispute regarding the interpretation of this Agreement shall be resolved by the Plan Administrator, which decision shall be final and binding on the Company and Participant.

Southland Holdings, Inc. 2022 Equity Incentive Plan

Restricted Share Award Agreement

13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to applicable restrictions on transfer, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives and designated beneficiary.

14. Governing Law. To the extent not otherwise preempted by federal law, the validity, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law principles.

15. Choice of Forum. Participant hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Award Agreement, the Shares issued in connection herewith or for recognition or enforcement of any judgment relating thereto, and Participant hereby (i) agrees not commence any such action or proceeding except in the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware), (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware), and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware), and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware).

16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

17. Amendment of Award. The Plan Administrator may amend, modify or terminate this Agreement at any time prior to vesting in any manner not inconsistent with the terms of this Plan; provided, however, that Participant’s rights under this Award shall not be impaired by such amendment unless Participant consents in writing.

18. Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Southland Holdings, Inc. 2022 Equity Incentive Plan

Restricted Share Award Agreement

19. Severability. If any provision of this Award Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

20. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

21. Headings. The captions and headings of this Award Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Award Agreement.

22. Gender and Number. In construing this Award Agreement, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

23. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of this Agreement and the Plan, the Plan shall govern and control.

24. Acceptance. Participant hereby acknowledges that he has read and understands the terms and provisions of this Agreement, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement. Participant has had an opportunity to obtain the advice of legal counsel prior to executing this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of this Award and disposition of the Shares, and that Participant should consult a tax advisor prior to such exercise or disposition. Participant attests that he is relying solely on such advisors and not on any statements or representations of the Plan Administrator, the Company, or any Affiliate, or any agents thereof. Further, Participant hereby acknowledges and understands that he (and not the Company) shall be solely responsible for his tax liability that may arise as a result of receiving this Award Agreement.

[Remainder of page intentionally left blank.]

Southland Holdings, Inc. 2022 Equity Incentive Plan

Restricted Share Award Agreement

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Participant has executed this Agreement in triplicate, effective as of the Award Date.

SOUTHLAND HOLDINGS, INC.

By:

PARTICIPANT

(Signature)

(Please print name)

Address:

Facsimile:
E-mail:

Southland Holdings, Inc. 2022 Equity Incentive Plan

Restricted Share Award Agreement

Signature Page

APPENDIX I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, ________________________________, in my capacity as owner of those certain shares of Common Stock of Southland Holdings, Inc. (the “Company”) awarded pursuant to the Restricted Share Award Agreement, dated as of ____________________ (the “Award Agreement”), hereby sell, assign and transfer to the Company ___________________________________ (_________) Shares standing in my name, on the books of the Company represented by Certificate No. ______, and do hereby irrevocably constitute and appoint ______________________ as attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

This Assignment Separate from Certificate may only be used in accordance with the Award Agreement.

PARTICIPANT

Dated:

A-I

APPENDIX II

CONSENT OF SPOUSE TO AWARD AGREEMENT

I, ______________________, the spouse of Participant (as defined in the Southland Holdings, Inc. 2022 Equity Incentive Plan Award Agreement to which this consent is attached), have read, understand, and hereby approve all the terms and conditions of (a) such Award Agreement to which this consent is attached and (b) the Plan (as defined therein).

I hereby agree to be irrevocably bound by all the terms and conditions of Southland Holdings, Inc. 2022 Equity Incentive Plan Award Agreement and the Plan and further agree that any community property interest I may have in the Award or any Common Stock that is ultimately held by Participant will be similarly bound by the Southland Holdings, Inc. 2022 Equity Incentive Plan Award Agreement and the Plan.

I hereby appoint Participant, with unrestricted power of substitution and resubstitution, as my attorney-in-fact, to act in my name, place, and stead with respect to any amendment of the Southland Holdings, Inc. 2022 Equity Incentive Plan Award Agreement or the Plan or the exercise of any rights or satisfaction of any obligations thereunder. This grant of power of attorney is irrevocable, shall not be affected by my subsequent death, disability or incapacity, is binding upon each of my legatees, heirs, personal representatives and administrators and is coupled with an interest.

Dated: ___________ ___, _____

Signature:

A-II

APPENDIX III

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of the Taxpayer’s federal taxable income.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.	The property with respect to which the election is made is described as follows: ____ shares of common stock of Southland Holdings, Inc. (the “Company”), which were [purchased/awarded ] in accordance with the terms of a Restricted Share Award Agreement between the Company and the Taxpayer. The Company is the Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares of common stock were transferred was ____________________, and this election is made for calendar year _____.

4.	The unvested shares of common stock received are subject to forfeiture upon termination of Taxpayer’s employment for any reason.

5.	The fair market value of the shares of common stock (without regard to restrictions other than restrictions which by their terms will never lapse) was $_____ per share at the time of purchase.

6.	The amount paid for the shares of common stock was $_____ per share.

7.	The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES OF COMMON STOCK. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE INTERNAL REVENUE SERVICE.

Dated:
Taxpayer’s Signature

A-III